                                                                   EXHIBIT 10.13

              MASTER ELECTRONIC FUNDS TRANSFER SERVICES AGREEMENT
              ---------------------------------------------------

     THIS AGREEMENT, is entered into this ____ day of ________________, 19___, ("Agreement") between INTERCEPT SYSTEMS, INC., a Georgia corporation, ("Servicer") whose address is 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, and Institution Name ("Customer"), whose address is Institution
                    ----------------                                -----------
Address.
-------

     The purpose of this Agreement is to set forth the terms and conditions under which Servicer will provide certain electronic transaction processing products and services to the Customer.

     Customer understands that INTERCEPT operates an electronic transaction processing business in conformity with state and federal laws, rules and regulations and processes transactions through regional and national networks.

     Customer further understands that Servicer has entered into, and may in the future enter into servicing agreements with financial or other institutions providing the same or similar services to be provided to Customer.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained and of the payments hereinafter set forth, the parties agree as follows:

                             I.  TERM OF AGREEMENT

     The term of this Agreement shall commence on ___________________, 19___, and shall continue thereafter in accordance with the Addendum(s), unless earlier terminated in accordance with this Agreement or any Addendum hereto.

                   II.  SERVICES TO BE PROVIDED BY SERVICER

     Servicer will perform the services as set forth in the Addendum(s). Servicer may make changes in the services based upon, but not limited to, technological developments, legislative or regulatory changes, or the introduction of new services by Servicer or the networks through which it provides services. Servicer will notify Customer of any such changes that will materially affect Customer, and will use commercially reasonable efforts to do so at least thirty (30) days prior to implementation date of such changes. The parties agree that Servicer shall be the exclusive provider of the service described in each Addendum to this Agreement.

                         III.  LIMITATION OF LIABILITY

     Customer agrees that:

     1. SERVICER SHALL HAVE NO DUTY OR OBLIGATION TO PERFORM ANY DUTY NOT SPECIFICALLY SET FORTH HEREIN AND EXPRESSLY REQUIRED HEREUNDER.

     2. THE ENTIRE LIABILITY OF SERVICER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AT ANY TIME, AND FROM TIME TO TIME, SHALL NOT EXCEED THE SUM OF THE AMOUNT OF THE SERVICE FEES DUE AND ACTUALLY PAID BY CUSTOMER TO SERVICER PURSUANT TO THIS AGREEMENT FOR THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE FIRST CLAIM, IF ANY, ARISES HEREUNDER; AND

     3. IN NO EVENT SHALL SERVICER BE LIABLE FOR ANY DAMAGES OF ANY KIND WHATSOEVER EXCEPT FOR CUSTOMER'S DIRECT COMPENSATORY DAMAGES RESULTING FROM A MATERIAL BREACH OF THIS AGREEMENT BY SERVICER, IN AN AGGREGATE AMOUNT NOT TO EXCEED THAT AMOUNT SET FORTH IN SUBPARAGRAPH 2 ABOVE; AND

     4. IN NO EVENT SHALL SERVICER BE LIABLE FOR ANY LOSS, LOST PROFIT OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SERVICER HAS BEEN ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES. INTERCEPT WILL NOT BE HELD RESPONSIBLE FOR ANY SETTLEMENT ISSUES OR DEFICIENCIES NOT REPORTED TO INTERCEPT WITHIN 48 HOURS OF SETTLEMENT DATE.

                            IV.  FEES AND PAYMENTS

     Customer shall pay Servicer the charges described in the Addendum(s) attached hereto and made a part of this Agreement. Servicer shall have the right to revise the recurring prices and pricing structure from time to time after the end of the first twelve (12) months of actual operation hereunder and to increase or decrease such charges and/or modify the pricing structure then in effect, not to exceed seven (7%) percent annually, regardless of whether such charges are based on a flat fee or on a per item charge basis, effective ninety
(90) days after written notice of any such change by Servicer to the Customer. Notwithstanding any provision herein to the contrary, Servicer specifically reserves the right to adjust at any time pass through costs, telecommunications, and other outside Servicer costs directly associated with providing the services described in this Agreement, when incurred by Servicer. Servicer will send a statement of the compensation due at the end of each month and Customer shall make payment thereof within fifteen (15) days of the billing date. Any fee or charges not paid within thirty (30) days from date of invoice shall bear interest at one and one-half (1 1/2%) percent per month until paid.

                                  V.  SET OFF

     Servicer shall have the right to set off against Customer's account(s) any indebtedness which Customer owes Servicer, at any time before or after the termination of this Agreement or extension(s) hereof, without further notice to or demand on Customer and whether the indebtedness to Servicer is now existing or hereafter arises.

                              VI.  CONFIDENTIALITY

     All computer programs, software and hardware packages, user documentation, and written specifications, concepts, and technologies relating to the business of Servicer will be kept in the strictest of confidence by Customer and its employees.

                              VII.  TRADE SECRETS

     Customer acknowledges that the system operated by Servicer and all technical and operational data, specifications, marketing materials and manuals and any other information received from Servicer are proprietary to Servicer and have been developed as trade secrets at Servicer's expense. Customer will hold and use such property in strict confidence and as trade secrets and will not copy, sell, transfer, sub-license, assign, distribute or disclose such property or any part or parts of it in any form, to any individual, firm, corporation or other entity, nor permit any of Customer's employees, agents or representatives to do so without the prior written consent of Servicer. Internal dissemination of proprietary information by Customer shall be limited to those agents or employees of Customer whose duties justify the need to know such information and then only on the basis of a clear understanding by such agents or employees of their obligation to maintain the trade secret or confidential status of such proprietary information solely to the use permitted to Customer under this Agreement. Customer shall be responsible for the actions of its agents and employees with respect to such proprietary information. If Customer or any of its employees, agents or representatives shall attempt to use or dispose of any such property in a manner other than as expressly permitted under this Agreement, Customer agrees that Servicer shall have the right, in addition to such other remedies which may be available to it, to injunctive relief enjoining such use, disposition, attempted use or disposition, it being acknowledged that legal remedies are inadequate to protect Servicer.

                                VIII.  DEFAULT

     In the event Servicer defaults in the performance of its obligations under this Agreement, except as provided in Section III hereof, Customer may, as its sole remedy, give Servicer forty-five (45) days written notice to cure such default. If Servicer fails to cure the default described in the notice or make substantial progress toward curing same within forty-five (45) days, Customer may terminate this Agreement upon ninety (90) days written notice to Servicer. Notwithstanding any default on the part of the Servicer, all fees and charges due from Customer shall be made without set-off or deduction.

     In the event Customer defaults in the performance of its obligations under this Agreement, including, but not limited to, the payment of charges for services specified in this Agreement, Servicer shall give Customer thirty (30) days written notice to cure such default. If Customer fails to cure the default described in the notice or make substantial progress toward curing same within thirty (30) days, Service may, (1) terminate all service to Customer, and/or (2) take such other action as may be permitted under this Agreement, by law or equity.

                               IX.  TERMINATION

     a. In the event this Agreement is held to be illegal in any respect by any final judicial or regulatory authority, this Agreement may be terminated by either party hereto.

     b. This Agreement may be terminated by either party at the expiration of its term. The terminating party shall give the other party one hundred eighty
(180) days written notice prior to the expiration of this Agreement or any extension thereof, of their intent not to extend the term hereof beyond such term.

     c. At the time of termination Servicer shall assist with the preparation and transfer of Customer's data files related to such termination, and Customer shall pay Servicer all reasonable costs associated with such activities.

     d. Customer shall have the right to cease operating any, but not all, devices it has placed into operation without prematurely terminating this Agreement or paying liquidated damages herein, if Customer is prohibited from operating the device(s) due to shared device network regulations, State, Federal or International laws and/or regulations, and if Customer provides a minimum of sixty (60) days written notice, specifying the cause for cessation of operation, of Customer's intention to cease operation of a device.

     e. Notwithstanding any provision herein to the contrary, if the Customer terminates this Agreement prior to its expiration date, the parties hereto acknowledge that Servicer will suffer a substantial loss and/or damages that are difficult or impossible of accurate estimation. Accordingly, in an effort to liquidate in advance the sum that should represent the loss or damages which would be actually sustained by Servicer, as a result of any such early termination by Customer of any services provided by this Agreement or any Addendum made a part hereof, Customer shall give Servicer one hundred twenty
(120) days advance written notice and thereafter shall pay Servicer an amount equal to eighty (80%) percent of the "Estimated Remaining Service Fees" for the service(s) being discontinued. Such fees shall be calculated by multiplying the average monthly service fees billed by Servicer for the three (3) months immediately preceding notice of early termination by the number of months remaining under the term of this Agreement. The parties agree that such amount is a reasonable estimate of damages Servicer will incur in the case of such early termination and is liquidated damages and not a penalty. Customer may elect to pay the total amount in equal monthly installments over the remaining term of this Agreement, or any extension(s) hereof.

                                  X.  AUDITS

     Customer will, at its expense, be responsible for periodic examination and audit of all Servicer related functions, at such frequency as Customer deems appropriate, by independent auditors or other professionals satisfactory to Servicer. The scope, timing and results of such examination and audit shall be made available upon request to Servicer. Furthermore, if any general systems audit is requested by any regulatory agency Customer shall pay its pro-rata share of expenses incurred in such audit.

                             XI.  LEGAL COMPLIANCE

     Each party agrees to comply with all applicable laws, rules and regulations now or hereafter in force and under the authority of any governmental official, commission, board or agency having supervisory control over such party.

                           XII.  NETWORK SPONSORSHIP

     Servicer's ability to provide the services under this Agreement may be contingent upon the Customer's obtaining financial institution sponsorship into the shared transaction network(s) in which Customer wishes to participate.

     Servicer shall only render network related services concurrently with network sponsorship, and each of Servicer and Customer agree to comply with the by-laws and other operating regulations of the shared transaction network.

     Customer and/or its agents shall provide proof of sponsorship to Servicer by providing a copy of the executed Agreement between Customer and each network sponsor.

     Customer authorizes Servicer to provide an executed copy of this Agreement upon request to Customer's network sponsor. Customer further authorizes Servicer to have periodic contact with sponsor on its behalf.

     In the event Servicer is notified in writing by the Customer's financial institution sponsor of its intent to withdraw sponsorship of the Customer, network related services specified under this Agreement shall be immediately withheld by Servicer until such time as Customer obtains another network sponsor.

     Servicer shall not be made liable for any fines or penalties assessed by the shared transaction network against Customer or its financial institution sponsor in the event Customer has failed to comply with signage, notification, terminal operating regulations, or any other requirement as specified by the shared transaction network.

                            XIII.  INDEMNIFICATION

     Customer hereby agrees to indemnify Servicer and defend and hold Servicer harmless from any and all losses, expenses, claims, damages or liability of any kind (including, without limitation, reasonable attorney's fees), that may be suffered or incurred by Servicer, or any network or any of their respective agents or employees, as a result of, arising from, or in connection with, the failure of Customer to abide by any requirements imposed by this Agreement or any operating regulations of Servicer or any shared network to which Customer has access or the actions or omissions of Customer, its agents or employees.

                            XIV.  NONASSIGNABILITY

     This agreement shall not be assigned by Customer without the prior written consent of Servicer. This Agreement shall be binding upon and shall inure to the benefit of Servicer and Customer and their respective successors and permitted assigns. If Customer were to be sold, either as a stock acquisition or asset purchase, this Agreement shall be binding on the person or entity acquiring Customer. Customer hereby acknowledges that this agreement is a valuable asset which would be transferred or Servicer would be paid the liquidated damages provided herein.

                                XV.  AMENDMENTS

     No amendments to this Agreement, nor the agreement itself, shall be effective or bind either party unless in writing and signed by duly authorized representatives of both parties. No representation or statement not expressly contained in this Agreement, its Exhibits, Addendums, or in any written, signed amendment hereto, shall be binding upon either party as a warranty or otherwise.

                                 XVI.  NOTICES

     All notices hereunder shall be in writing and shall be considered delivered when actually received, or five (5) days after depositing such notice in the United States Mail, First Class, postage prepaid, whichever is sooner.

Notices shall be sent to the addresses set forth on the first page hereof, or to such other address as the addressee may have specified to the other party by notice given in accordance with the foregoing.

                             XVII.  GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                         XVIII.  TAXES AND ASSESSMENTS

     Any taxes or assessments which may be levied or assessed by any government or other taxing authority on this Agreement or the service provided hereunder shall be paid by the Customer, except the customary corporate income taxes in existence, or as amended, at the time of the execution of this Agreement which would be the responsibility of Servicer.

                        XIX.  DISCLAIMER OF WARRANTIES

     NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ALL SERVICES AND RELATED PRODUCTS PROVIDED HEREUNDER ARE OFFERED BY SERVICER WITHOUT ANY REPRESENTATIONS OR WARRANTIES, AND SERVICER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, WITH RESPECT TO THE SHARED TRANSACTION NETWORK, THE SERVICES TO BE PROVIDED PURSUANT HERETO OR ANY OTHER MATTERS COVERED HEREBY.

                                  XX.  WAIVER

     The failure of any party to promptly enforce its rights herein shall not be construed to be a waiver of such rights and shall not effect the validity of this Agreement or any part hereof, or limit, impair or prevent the right of either party subsequently to enforce or exercise such right(s).

                              XXI. FORCE MAJEURE

     Servicer shall not be liable to Customer for its failure to perform the services required by this Agreement to any extent such failure is due to strike, right, epidemic, war, fire, acts of God, any statute or governmental regulation, act or order, computer or associated equipment outages, failures or down time, or shortages of or significant fluctuations in electrical power, light or air conditioning, any shortage or fluctuation in telephone services as such occurrences are not within the control of Servicer, provided, however, that the foregoing shall not limit Servicer's authority or right of access to Customer's facilities to re-instate such services.

                              XXII.  SEVERABILITY

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the Agreement shall be construed to make all remaining provisions valid to the fullest possible extent.

                     XXIII.  LITIGATION AND RELATED COSTS

     If any legal actions, arbitration, mediation or other proceeding is brought concerning the validity, construction or enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred by it in that action or proceeding, in addition to any other relief to which it may be entitled under the terms hereof.

                                XXIV.  HEADINGS

     The titles and headings preceding the text of paragraphs in this Agreement have been inserted solely for convenience or reference and are not a part of this Agreement nor affect the meaning, interpretation, or effect of this Agreement.

     This agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereby have caused the Agreement to be executed by their duly authorized representatives as of the day and year written below.


ACCEPTED BY                             ACCEPTED BY
INTERCEPT SYSTEMS, INC.                 INSTITUTION NAME (ALL CAPS)
                                        LOCATED IN THE COUNTY OF ____

________________________                ____________________________
By                                      By


Michael R. Boian                        ____________________________
-------------------------               Name:  (Please Print)
Name:  (Please Print)


Vice President                          ____________________________
-------------------------               Title
Title


_________________________               ____________________________
Date                                    Date

                                  ADDENDUM A
                       MASTER ELECTRONIC FUNDS TRANSFER
                              SERVICES AGREEMENT


This Services Agreement, together with the exhibits attached, shall be an Addendum to the Master Electronic Funds Transfer Services Agreement between Institution Name ("Customer") and InterCept Systems, Inc. ("Servicer").
----------------

Servicer shall provide the Electronic Fund Transfer services and other services set forth in this Addendum and in any attached exhibits which may be revised from time to time.

TERM: The term of this Addendum shall commence on _______________, 19___, and shall continue for a term of sixty (60) months from the first full calendar month in which the services are first provided. Unless either party gives written notice to the other party in accordance with Section IX of the Agreement, the Agreement and this Addendum shall be automatically extended for a period of sixty (60) months and automatically in equal increments thereafter. Customer agrees Servicer will be the sole provider of these services during the term of this agreement and any and all subsequent terms.

ATM SET-UP AND TURNKEY INSTALLATION PROGRAM
-------------------------------------------

EQUIPMENT INSTALLATION AND COORDINATION: Exclusive of construction, the Servicer will assume a coordinating role of all vendors associated with installation of the equipment.

ATM SCREEN AND RECEIPT SET-UP: Servicer agrees to create CRT screens and receipt information for each of Customer's ATMs to meet Reg E requirements. Servicer agrees to create and maintain a unique down-line load for Customer's ATMs having access to the system. Servicer set-up includes review of down-line load and performing of test transactions at the ATM site to assure proper operation.

COMPLETION OF NETWORK DATABASE SET-UP FORMS: Servicer agrees to complete and submit to shared transaction networks any terminal database set-up forms required by the network.

MASS CARD ISSUE: Customer may contract with Servicer to provide for initial mass issue of ATM cards. Customer agrees to define criteria in which cards are to be issued to its customers. Customer agrees to define the design of the ATM card and provide Servicer or its representative with camera ready artwork.

INSTALLATION OF TELEPHONE LINES: Servicer agrees to order and coordinate the installation of all telephone lines between Customer's ATMs and/or terminal equipment to Servicer's computer. Customer agrees to allow Servicer to order and coordinate all appropriate telephone lines.

COMMUNICATIONS HARDWARE INSTALLATION: Servicer agrees to program and install communication equipment as outlined herein on Customer's ATM and/or terminal equipment to telephone lines connecting terminals to Servicer's computer. The Customer shall at all reasonable times permit the authorized personnel of Servicer and/or equipment manufacturers to have access to any Servicer owned or leased equipment provided under this agreement, and shall permit removal of such equipment upon termination of this Agreement. Any returned communications equipment is to be coordinated by Servicer and is to be accomplished at Customer expense.

BALANCING TRAINING: Servicer agrees to provide necessary training on the balancing of system, ATM Audit Tape, and Shared Network Balancing Reports as part of the set-up service. Servicer agrees to provide training to the Customer's personnel on an ongoing basis after the completion of the installation process at Servicer's then current hourly rates.

ATM PROGRAM MANAGER: Customer agrees to provide a representative of management to work with Servicer to coordinate the installation of ATM(s) and/or conversion of ATM(s) to Servicer's computer. It is understood that from time to time during the installation process the Servicer will need certain decisions and information from the Customer, and the ATM Program Manager will have the authority to make these decisions.

ATM SUPPORT AND ON-GOING SERVICES
---------------------------------

The Servicer will interface directly to the Customer's ATM(s) via telephone lines and will route transactions received from ATM(s) that are the result of consumers accessing Customer's ATM(s) with authorized ATM cards and PIN numbers.

Servicer agrees to provide the transaction processing interface to the ATM via telephone circuits. Upon completion of the transaction authorization process, the Servicer shall forward the authorization response to the ATM for the completion of the transaction.

Servicer will connect the ATMs to shared transaction networks on behalf of the Customer. Servicer will comply with all network operating system regulations and maintain communications with the network for transaction authorization purposes.

Servicer will forward all transaction requests from Customer's ATM(s) to the appropriate shared network for authorization. Servicer will monitor and log all transaction requests regardless of disposition for reporting and balancing purposes.

Servicer will create a balancing report for each network. Network activity will be maintained by terminal and in chronological order.

Reports created by the shared networks are received by Servicer and forwarded to the Customer via data transmission.

SHARED NETWORK INTERFACE SERVICE: Shared network interface service provides for the authorization of Customer's cardholders accessing ATMs in a network as well as the authorization of non-customers accessing the ATM(s) of the Customer (if any). Transaction authorization requests are received from the shared network switch by the Servicer for authorization approval. The Servicer will authorize transactions based on the authorization option selected below (a, b, c, or d). Balancing reports will be provided by the Servicer daily to assist the Customer in reconciling shared network transaction activity in conjunction with reports provided by the shared network.

     a.   Positive Balance File Authorization Option         [_]

          Under this option, Servicer will maintain a record for each of the Customer's cardholders. Each record will contain certain balance information and authorization limits of the Customer's cardholder. These records will comprise a positive balance authorization file. This file will be updated on a frequency defined by the Customer (normally daily) through computer to computer transmission. The Servicer agrees to provide a data file of transactions authorized in ACH format. This file is available to Customer daily.

     b.   Host Authorization Network Interface Option        [_]

          Servicer will maintain a host to host interface between Servicer's system and Customer's system. This interface will provide for the routing of foreign transaction requests at the Customer's ATM(s) to the appropriate network for disposition as well as the routing of Customer's cardholder requests at network ATMs to Customer's computer for authorization. Servicer will monitor and maintain all data communication circuits between Customer's computer and Servicer's computer. Additionally, Servicer will provide appropriate network reports to Customer.

     c.   Positive Parameter File Authorization Option       [_]

          Under this option, Servicer will maintain a cardholder file and authorize transactions based on limit defined by the Customer for a specified period of time. The Customer will use an administrative terminal required by Servicer to establish cardholder parameters in the Servicer's central system. The Servicer agrees to provide a data file of transactions authorized in ACH format, and such file shall be available daily for customer access.

     d.   Negative File Authorization Option                 [_]

          Under this option, Servicer will maintain a negative file and authorize transactions based on institution limit defined by the Customer for a specific period of time. The Customer will use an administrative terminal provided by Servicer to update the negative file in the Servicer's system. The Servicer agrees to provide a data file of transactions authorized in ACH format, and such file shall be available daily for customer access.

ATM AND COMMUNICATIONS MONITORING: Servicer will monitor all data communications circuits between Customer's ATMs and Servicer's computer for continuous operation. Upon detection of a telephone line failure, Servicer agrees to notify the appropriate communications service provider and to maintain such monitoring activity until restoration of service.

The Servicer will regularly monitor the operating condition of each of Customer's ATMs. ATM malfunctions will be reported via an automatic notification system as per the Customer's instructions.

BALANCING REPORTS: Servicer will provide reports necessary for Customer to balance ATMs daily and provide other related management reports necessary to provide an accurate and efficient ATM operation. Customer agrees to balance reports to their General Ledger daily and to notify Servicer within 2 business days of any out-of-balance situation.

ATM ACTIVITY DATABASE: Servicer will provide Customer information regarding current ATM activity for use in determining timing of currency and supply replenishment. Information is available via Customer's administrative terminal.

RETENTION OF BACK-UP RECORDS: Servicer agrees to retain historical files to allow Customers to receive records in the event of an emergency. These files will be backed-up weekly and stored at a location separate from Servicer.


ACCEPTED BY                              ACCEPTED BY
INTERCEPT SYSTEMS, INC.                  INSTITUTION NAME (ALL CAPS)
                                         LOCATED IN THE COUNTY OF ____

________________________                 ____________________________
By                                       By

Michael R. Boian
------------------------                 ____________________________
Name:  (Please Print)                    Name:  (Please Print)

Vice President
------------------------                 ____________________________
Title                                    Title

________________________                 ____________________________
Date                                     Date

                                   ADDENDUM B
                          AGREEMENT FOR SCRIP SERVICE


This Agreement shall be an Addendum to the Master Electronic Funds Transfer Services Agreement between Institution Name ("Customer") and InterCept
                           ----------------
Systems, Inc. ("Servicer").

Servicer shall provide the Electronic Fund Transfer services and other services set forth in the Addendum which may be revised from time to time.


TERM: The term of this Addendum shall commence on ______________, 19___, and shall continue for a term of thirty-sixty (36) months from the first
                                       -----------------
          calendar month in which the services are first provided. Unless either party gives written notice to the other party in accordance with Section VIII(b) of the Agreement, the Agreement and this Addendum shall be automatically extended for a period of thirty-six (36) months
                                                          ---------------
          and automatically in equal increments thereafter. Customer agrees that Servicer shall be the sole provider of all services covered in this addendum.


SCRIP/POINT OF SALE (POS) SUPPORT SERVICES
------------------------------------------

SCRIP/POS TRANSACTION PROCESSING: The Servicer will interface to the Customer's terminal(s) via telephone lines and route transactions received from Customer's terminal(s) that are the result of consumers accessing Customer's Scrip/POS devices with debit cards and PIN numbers.

Servicer will provide the transaction processing interface via appropriate telephone circuits. Transaction processing software for debit Scrip/POS will be provided to the Customer for loading to the Customer's terminal. After the transaction has been selected and performed by the consumer, it will be forwarded to Servicer for routing to the appropriate network. Upon completion of the transaction authorization process, the Servicer will forward the authorization response to the terminal for the completion of the transaction as per the authorization response. The terminal will then complete the transaction and provide a receipt/Scrip to the consumer.

All transactions received by Servicer, regardless of disposition, are logged by the Servicer for reporting and balancing purposes.

SHARED NETWORK INTERFACE AND SUPPORT: Shared network service provides for the authorization of eligible cardholders accessing Scrip/POS devices in a network.

Servicer will maintain an on-line interface between Servicer's computer(s) and the appropriate shared network for authorization. This interface will provide for the routing of transaction requests from the Customer's Scrip/POS devices to the appropriate shared network for authorization and for the proper handling of the response message. Servicer will monitor all data communication circuits between the network(s) and Servicer's computer.

TRANSACTION AUTHORIZATION REQUESTS: Servicer will connect to shared network(s) on behalf of the Customer. Servicer will comply with all network operating system regulations and maintain appropriate communication with the network and/or gateway provider for transaction authorization purposes.

NETWORK BALANCING REPORTS: Servicer will create and make available a balancing report for each network. Network activity will be maintained by terminal and in chronological order.

Reports by the shared networks are received by Servicer and forwarded to Customer via data transmission.

COMMUNICATIONS: Servicer agrees to establish an operationally and economically efficient telecommunications network for the transmission of data from Scrip/POS terminals to the Servicer processing facility.

BALANCING REPORTS/TRAINING: Servicer will provide for retrieval by Customer reports which assist Customer in balancing terminals daily. Servicer will also provide other related management reports necessary to maintain an accurate and timely Scrip/POS terminal program. Transaction reports will be prepared for each terminal listing all transactions received by Servicer and their dispositions in chronological order. Customer agrees to balance reports to their general ledger daily and to notify Servicer within two business days of any out-of-balance condition.

Customer agrees to provide a representative to work with Servicer to coordinate set-up and conversion to Servicer's system. Servicer agrees to provide training to such representative on all operational aspects of the system, as part of the set-up service. Servicer agrees to provide training to the Customer's personnel on an ongoing basis after the completion of the initial training at the Servicer's then current hourly rate.

HARDWARE SUPPORT: Servicer agrees to support only approved Scrip/POS terminal vendors. Scrip/POS terminals may be made available for purchase from Servicer or Customer may utilize an approved alternate source to acquire approved terminals. Customer agrees to provide Servicer with terminal source and model, and to obtain services agreement regarding support prior to live transaction operations.

ADMINISTRATIVE TERMINAL: Customer agrees to make available an IBM compatible personal computer to be used in an administrative terminal capacity, technical specifications to be agreed upon at a time of contract execution and updated by Customer as necessary. Customer agrees to purchase from Servicer terminal emulation board and software to be used in administrative terminal.

AUTOMATED TRANSACTION, FEE SETTLEMENT AND STATEMENT PROCESSING VIA SERVICER:
Servicer will be responsible for daily settlement of transactions performed at Customer's terminals. Customer agrees that Servicer shall be the settlement agent for all transactions performed at Customer's terminals, and that such settlement shall be based on one of these following options:

     a.   Automated Transaction Settlement via ACH

          Servicer will accumulate the authorized transactions for each of the Customer's retail customers throughout the day. At the end of the day, the Servicer will make a consolidated entry to a settlement account specified by the Customer's retail customer. This amount will be credited to the account via an ACH entry each business day.

     b.   Automated Fee Assessment, Collection and Settlement

          Servicer will assess transaction fees as instructed by the Customer for transaction requests processed. The transaction fees will be applied to Customer's retail customer transaction settlement total for the day as applicable. Customer's fees will be calculated daily and credited via ACHs to a customer specified account.

     c.   Monthly Activity Statement

          Servicer will prepare a monthly activity statement listing a summary of all activity each day. Activity to include fees assessed, fees paid, activity counts, and net amount settled to the settlement account. Statement to be prepared monthly as of the last day of the month.

     d.   Monthly Merchant/Terminal Statement Processing

          Servicer will maintain daily debit and credit ACH transaction activity for each merchant terminal location for a one (1) month period. On the first business day of the month, Servicer will prepare a statement print file. Servicer will print the statement print files, statement forms agreed to by the Servicer and Customer. Statements will be printed, folded, inserted, metered and mailed by the Servicer.
          Postage will be paid by Servicer. Servicer specifically reserves the right to pass thru to Customer any and all costs of postage.

          Servicer will generate a monthly statement fee on behalf of the Customer and will create an ACH debit to the account(s) specified by the Customer. The Servicer will post this entry at time of statement generation.


PRICING
-------

I.   ONE-TIME COSTS

     A.   Program Set-Up                           $________


          Set-up of data base, network access programming, testing, and timing on SCRIP balancing and network settlement.

     B.   Per Terminal Set-Up                      $________

          Set-up of terminal ID, terminal file, network terminal form, load encryption keys into data base, program address, perform test transactions.

II.       PROCESSING FEES (MONTHLY)

     A.   Base Fee                                 $________

     B.   Transaction Activity (each)
                 1 -  50,000                       $________
               50,001 - 150,000                    $________
             150,001 - 250,000                     $________
             250,000 - over                        $________

     * Minimum transaction fee per terminal equal to $_________ per terminal, based on aggregate volume of transactions

     C.   Rejected Transaction (each)              $________


     D.   ACH Settlement (per transaction)         $________

     E.   1-800-phone call, per each               $________

     F.   Network Connection (each)                $________

III.  ADDITIONAL FEES

      A.   Statement preparation Fee - Per Terminal                  $________

      B.   Additional Network Access - Per Network                   $________
            (New networks added after initial data base conversion)

NOTE: CUSTOMER IS RESPONSIBLE FOR ALL FEES NOT EXPRESSLY IDENTIFIED WHICH MAY
      INCLUDE, BUT NOT BE LIMITED TO, SPONSORSHIP, NETWORK REGISTRATION FEES, AND ANY AND ALL NETWORK ASSESSED TRANSACTION FEES. OUT OF POCKET EXPENSES, INCLUDING TRAVEL, FOOD AND ACCOMMODATIONS ARE ADDITIONAL AND WILL BE BILLED AS INCURRED BY SERVICER.


ACCEPTED BY                             ACCEPTED BY
INTERCEPT SYSTEMS, INC.                 INSTITUTION NAME (ALL CAPS)
                                        LOCATED IN THE COUNTY OF ____

________________________                ____________________________
By                                      By


Michael R. Boian
------------------------                ____________________________
Name:  (Please Print)                   Name:  (Please Print)

Vice President
------------------------                ____________________________
Title                                   Title

________________________                ____________________________
Date                                    Date

                                   ADDENDUM C

                            DEBIT SERVICE AGREEMENT


This Agreement, together with the exhibits attached, shall be an Addendum to the Master Electronic Funds Transfer Services Agreement between Institution Name
                                                            -------------------
("Customer") and InterCept Systems, Inc., ("Servicer"). Customer desires to be processed as a Principal ____ Affiliate ____ Member of MasterCard International.

Servicer shall provide the Electronic Fund Transfer services and other services set forth in the Addendum which may be revised from time to time.

TERM: The term of this Addendum shall commence on ________________, 19___, and shall continue for a term of sixty (60) months from the first calendar month in which the services are first provided. Unless either party gives written notice to the other party in accordance with Section IX(b) of the Agreement, the Agreement and this Addendum shall be automatically extended for a period of sixty (60) months and automatically in equal increments thereafter. Customer agrees Servicer shall be the sole provider of all services in this addendum.

MASTERMONEY(R) SUPPORT SERVICES _____ (Initial) MAESTRO(R) SUPPORT SERVICES
-------------------------------                 ---------------------------
_____ (Initial)

MASTERMONEY/MAESTRO TRANSACTION PROCESSING: The Servicer will provide the interface for Customer's card base and provide for authorization as specified for transactions received from MasterCard or other approved source which are the result of Customer's cardholders accessing participating devices with authorized debit cards. After the transaction has been selected and performed by the consumer, it will be forwarded to Servicer for disposition. Upon completion of the transaction authorization process, the Servicer will forward the authorization response to the terminal for the completion of the transaction as per the authorization response. Each transaction will be forwarded to Customer's processing center for posting upon settlement to Servicer via network. All transactions, regardless of disposition, are logged by the Servicer for reporting and balancing purposes.

SHARED NETWORK INTERFACE AND SUPPORT:   Shared network service provides for the
authorization of eligible cardholders accessing MasterCard authorized devices in the network. Servicer will maintain a host to host interface between Servicer's computer(s) and the appropriate shared network for authorization. This interface will also provide for the routing of transaction requests by the Customer's cardholders to the Servicer for authorization. Servicer will monitor all data communication circuits between the network(s) and Servicer's computer.

COMPLETION OF NETWORK DATABASE SET-UP FORMS: Servicer agrees to complete and submit any database set-up forms required by the network.

MASS CARD ISSUE: Customer may contract with Servicer to provide for initial mass issue of debit cards. Customer agrees to define criteria under which cards are to be issued to its customers. Customer agrees to define the design of the debit card, within those parameters specified by MasterCard, and provide Servicer or its representative with camera ready art work for submission to MasterCard for approval.

CUSTOMER CARD ISSUE CRITERIA: Customer shall be solely responsible for determining the creditworthiness of each of Customers' eligible cardholders and shall be responsible for any subsequent losses and/or chargebacks and any respective associated administrative costs, whether by cardholder or by other fraudulent means, as specified in this addendum or under the appropriate regulations governing the issuance of this instrument as applicable in either Regulation E, Regulation Z, or other regulations as published by the Federal Reserve System.

ERROR/DISPUTE RESOLUTION: The Customer will be responsible for the timely resolution of errors/disputes and notification to cardholders as defined by Regulation E. The Customer will handle monetary entries to customer accounts and will establish and maintain a general ledger account for this purpose. Dispute claims which meet MasterCard criteria for chargeback eligibility will be the responsibility of the Customer for processing to include obtaining draft copies, entering chargebacks and making the appropriate entries to the institution's clearing accounts.

TRANSACTION AUTHORIZATION REQUESTS: Servicer will connect to shared network(s) on behalf of the Customer. Servicer will comply with all network operating system regulations and maintain appropriate communications with the network and/or gateway provider for transaction authorization purposes. Servicer will forward all transaction authorization requests from Customer's cardholders to the appropriate authorization source as specified by Customer. Servicer will monitor and log all transaction requests for reporting and balancing purposes.

NETWORK BALANCING REPORTS: Servicer will create and make available a balancing report for all network activity which will be maintained in chronological order with ATM & POS transactions. Reports from the shared networks are received by Servicer and provided to Customer, when requested, through data transmission.

MISCELLANEOUS SERVICES: Servicer will provide miscellaneous support services to include lost and stolen card statusing and chargeback adjustment data entry to Customer as required.

BALANCING REPORTS/TRAINING: Servicer will provide for retrieval by Customer such reports as necessary for Customer to balance daily and other related management reports. Transaction reports will be prepared which list all transactions and their dispositions in chronological order with all ATM & POS transactions. Customer agrees to balance reports to their General Ledger daily and to notify Servicer within forty-eight (48) hours of any out-of-balance situation. Customer agrees to provide a representative to work with Servicer to coordinate set-up and conversion to Servicer's system. Servicer agrees to provide training to such representative on understanding and balancing of system and network reports, as part of the set-up service. Servicer agrees to provide training to the Customer's personnel on an ongoing basis after the completion of the initial training at the Servicer's then current hourly rate.

ADMINISTRATIVE TERMINAL: Customer agrees to make available an IBM compatible personal computer to be used in an administrative terminal capacity, technical specifications to be agreed upon at time of contract execution and updated by Customer as necessary. Customer agrees to, if required, purchase from Servicer terminal emulation board and software to be used in administrative terminal.

AUTOMATED TRANSACTION, FEE SETTLEMENT AND STATEMENT PROCESSING VIA SERVICER:
Servicer will be responsible for daily settlement of transactions performed by Customer's cardholders. Customer agrees that Servicer shall be the settlement agent for all transactions performed by Customer's cardholders processed by Servicer.

SHARED NETWORK AUTHORIZATION SERVICE: Shared network authorization service provides for the authorization by Servicer of transactions initiated by Customers' MasterMoney(R) cardholders accessing any participating terminal. The Servicer will authorize all transactions received from MasterCard or from the shared network by Servicer based on the authorization option selected below (a or b). Balancing reports will be provided by the Servicer daily to assist the Customer in reconciling transaction activity in conjunction with reports provided by the shared network.

     a.  Positive Balance File Authorization Option     [_]

          Under this option, Servicer will maintain a record of each of the Customers' cardholders as defined by Customer. Each record will contain certain balance information and authorization limits of the respective cardholder. These records will comprise a positive balance authorization file which is updated on a frequency defined by the Customer through computer to computer transmission. The Servicer agrees to provide a data file of transactions authorized in ACH format which will be available to Customer through computer to computer transmission.

     b.   Host Authorization Network Interface Option   [_]

          Servicer will maintain a host to host interface between Servicer's computer(s) and Customer's computer. This interface will provide for the routing of transaction requests by Customer's MasterMoney or Maestro cardholders at participating MasterCard terminals from Servicer to Customer's computer for authorization. Servicer will order and monitor all data communication circuits between Customer's computer and Servicer's computer. Additionally, Servicer will provide appropriate network reports to Customer. Customer agrees to respond to transaction requests within the defined time frame set forth by Servicer and MasterCard.

COMPENSATION: Customer shall receive revenue as a prorated share of interchange income which shall equal thirty percent (30%) of interchange income generated by Customer's cardholders. If Customer is also a credit card agent bank of The Bankers Bank, the interchange revenue is increased to forty percent (40%).

FEES: Contingent upon Customer generating a minimum of monthly dollar volume of ______________ dollars ($_________) of MasterCard Debit activity, the monthly minimum dollar volume will be waived. Dollar volume will be evaluated at the end of each one year anniversary of program activity and fees will be assessed accordingly as detailed in the pricing section of this agreement.


ACCEPTED BY                                ACCEPTED BY
INTERCEPT SYSTEMS, INC.                    INSTITUTION NAME (ALL CAPS)
                                           LOCATED IN THE COUNTY OF ____

________________________                   ____________________________
By                                         By

Michael R. Boian
------------------------                   ____________________________
Name:  (Please Print)                      Name:  (Please Print)

Vice President
------------------------                   ____________________________
Title                                      Title

________________________                   ____________________________
Date                                       Date